Exhibit 99.1

LONE PINE RESOURCES INC. SUITE 1100, 640 - 5TH AVENUE SW CALGARY, ALBERTA T2P 3G4

News Release

Lone Pine Resources Announces Completion of Kaybob Asset Disposition, Redetermined
Borrowing Base and Third Quarter 2012 Earnings Release Date

CALGARY, ALBERTA, October 31, 2012 – Lone Pine Resources Inc. (“Lone Pine” or the “Company”) (NYSE, TSX: LPR) today announced the closing of a previously announced Kaybob non-core asset disposition, the completion of the semi-annual redetermination of the Company’s borrowing base available under its five-year syndicated credit facility and the earnings release date for the Company’s third quarter 2012 results.

Completion of Kaybob Asset Sale

Lone Pine has closed the second of two previously announced dispositions of certain non-core assets in the Kaybob area of the Deep Basin for combined total gross cash proceeds of $19.0 million.  The proceeds of the dispositions have been used to reduce indebtedness outstanding under the Company’s credit facility.

Lone Pine continues its previously announced asset portfolio review and other non-core disposition processes.  The Company will provide updates on those processes if and when the board of directors has approved a specific transaction or otherwise determines that disclosure is necessary or appropriate.

Borrowing Base Redetermination

Lone Pine’s lenders have completed the semi-annual review of Lone Pine’s borrowing base available under its five-year, syndicated credit facility.  Effective October 18, 2012, the borrowing base has been revised from the previously available $375 million to $325 million, which includes the effect of the non-core disposition discussed above.  The next redetermination of the borrowing base is scheduled for May 1, 2013.

Third Quarter 2012 Earnings Release Date

Lone Pine has scheduled its third quarter 2012 earnings release to be issued after the close of trading on the New York Stock Exchange and Toronto Stock Exchange on Tuesday, November 13, 2012.

A conference call is scheduled for Wednesday, November 14, 2012 at 11:00 AM MT to discuss the release.  To participate, please dial 866-277-1184 (toll-free from North America) or 617-597-5360 and request the Lone Pine teleconference (ID#62684693) or listen to the webcast on Lone Pine’s website at www.lonepineresources.com.  A replay will be available through December 14, 2012 by dialing 888-286-8010 or 617-801-6888 and entering passcode 98552870.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Canadian securities laws. All statements, other than statements of historical facts, that address activities that Lone Pine assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this news release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Lone Pine cautions that plans for the disposition of non-core assets, the timing of future borrowing base redeterminations, and other forward-looking statements relating to Lone Pine are subject to all of the risks and uncertainties normally incident to such endeavors.

These risks relating to Lone Pine include, but are not limited to, oil and natural gas price volatility, its access to cash flows and other sources of liquidity to fund its capital expenditures, its level of indebtedness, its ability to replace production, the impact of the current financial and economic environment on its business and financial condition, a lack of availability of, or increase in costs relating to, goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves and other risks as described in reports that Lone Pine files with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the other reports that Lone Pine files with the SEC and with Canadian securities regulators.  Any of these factors could cause Lone Pine’s actual results and plans to differ materially from those in the forward-looking statements.

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Lone Pine Resources Inc. is engaged in the exploration and development of natural gas and light oil in Canada.  Lone Pine’s principal reserves, producing properties and exploration prospects are located in Canada in the provinces of Alberta, British Columbia, and Quebec and the Northwest Territories.  Lone Pine’s common stock trades on the New York Stock Exchange and the Toronto Stock Exchange under the symbol LPR.  For more information about Lone Pine, please visit its website at www.lonepineresources.com.

For further information please contact:

David Anderson

President & Chief Executive Officer

Tel.: (403) 292-8000

Ed Bereznicki

Executive Vice President & Chief Financial Officer

Tel.: (403) 292-8000